UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: July 26, 2004)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA (Address of principal executive offices)		50309-3948 (Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

ITEM 7 (c). EXHIBITS
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
Press Release

ITEM 7 (c). EXHIBITS

99.1 Press Release dated July 26, 2004 (furnished pursuant to Item 12).

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 26, 2004, AmerUs Group Co. issued a press release updating its first quarter 2004 net income in connection with the application of SOP 03-1. A copy of the press release is attached hereto and furnished pursuant to this Item 12.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda S. Urion
Melinda S. Urion
Executive Vice President and Chief Financial Officer

Dated: July 27, 2004

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 26, 2004 (furnished pursuant to Item 12).